Exhibit 99.1

Linens ‘n Things Files for Protection Under Canadian Bankruptcy and Insolvency Act

CLIFTON, N.J.—(BUSINESS WIRE)—Linens Holding Co. (“LNT” or the “Company”), a leading home furnishings specialty retailer operating as “Linens ‘n Things,” announced today that the Company’s Canadian operating subsidiary, Linens ‘n Things Canada Corp. (“Linens Canada”) have filed for protection under the Canadian Bankruptcy and Insolvency Act. Linens Canada expects to appear before the Court in Canada in the next week to seek approval to liquidate its Canadian business. LNT’s Canadian subsidiaries were not part of the Company’s voluntary filing for protection under Chapter 11 of the United States Bankruptcy Code on May 2, 2008.

The filing in Canada follows approval by the United States Bankruptcy Court for the sale of LNT’s assets to a joint venture comprised of Gordon Brothers Retail Partners, LLC, Hilco Merchant Resources, LLC, SB Capital Group, LLC, Tiger Capital Group, LLC, Hudson Capital Group, LLC and Great American Group, LLC. Under that agreement, the joint venture group will act as the agent for LNT to liquidate substantially all of its inventory through store closing sales at LNT’s remaining 371 U.S. locations. If the Canadian court provides its approval, the agreement will also include the Company’s 40 Canadian locations. The store closing sales are expected to commence following approval by the Canadian court.

“Since our bankruptcy filing in the United States in early May, LNT and our advisors have worked tirelessly to develop a viable restructuring plan for the Company,” said Michael Gries, Chief Restructuring Officer and Interim CEO. “Unfortunately, the worsening economic situation in the U.S., the deepening decline in the real estate market, the further downturn in consumer spending and the frozen credit markets combined to make this sale of assets the best vehicle to satisfy our creditors. This is a difficult day, especially since our Canadian stores were among the best performing stores, but I am very appreciative of the incredible efforts and dedication of the entire LNT team, the loyalty of our guests and the significant support we received from vendors.”

Linens ‘n Things, with 2007 sales of approximately $2.8 billion, is one of the leading, national large format retailers of home textiles, housewares and home accessories. As of September 30, 2008, Linens ‘n Things operated 411 stores in 47 states and seven provinces across the United States and Canada. More information about Linens ‘n Things can be found online at www.lnt.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to our financial condition, results of operations and business that is not historical information. As a general matter, forward-looking statements are those focused upon future or anticipated events or trends and expectations and beliefs relating to matters that are not historical in nature. The words “believe,” “expect,” “plan,” “intend,” “estimate” or “anticipate” and similar expressions, as well as future or conditional verbs such as “will,” “should,” “would” and “could,” often identify forward-looking statements. The Company believes there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, and we may not realize our expectations and our beliefs may not prove correct. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The Company’s actual results and future financial condition may differ materially from those described or implied by any such forward-looking statements as a result of many factors that may be outside the Company’s control. Such factors include, without limitation: the Company’s Chapter 11 bankruptcy filing; general economic conditions; changes in the retailing environment and consumer spending habits; relationships with vendors and the availability of merchandise; competition from existing and potential competitors; the amount of merchandise markdowns; loss or retirement of key members of management; increases in the costs of borrowings and unavailability of additional debt or equity capital; impact of our substantial indebtedness on our operating income and our ability to grow; inclement weather and natural disasters; the cost of labor; labor disputes; increased healthcare benefit costs; and other costs and expenses. This list of factors is not intended to be exhaustive.

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